CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in Aprogenex Inc.'s previously filed Registration Statements on from S-8 Nos. 33-80358, 33-94286 and 33-39757 and on Form S-3 Nos. 33-92780,
33-95014 and 33-39849 of our report dated February 5, 1997, appearing in the Annual Report on Form 10-KSB of Aprogenex, Inc., for the year ended December 31, 1996.



ARTHUR ANDERSEN LLP

Houston, Texas
March 26, 1997